EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Wolverine Tube, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-141815) on Form S-8 of Wolverine Tube, Inc. and subsidiaries of our report dated March 28, 2008, with respect to the consolidated balance sheets of Wolverine Tube, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2007, and the related financial statement schedule, which report appears in the December 31, 2007, Annual Report on Form 10-K of Wolverine Tube, Inc. and subsidiaries.

As discussed in note 2 to the consolidated financial statements, effective January 1, 2006, the Company changed its method of accounting for share-based payments and, effective December 31, 2006, its method of accounting for defined pension and postretirement benefit plans.

/s/ KPMG LLP

Birmingham, Alabama
March 31, 2008